SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                                    FORM 8-K


               CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


      Date of Report (date of earliest event reported):  OCTOBER 12, 1999
                        Commission File Number:  0-17020


                              SENSAR CORPORATION
              ----------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)


                  NEVADA                            87-0429944
     -------------------------------           ------------------
     (State or other jurisdiction of              (IRS Employer
      incorporation or organization)           Identification No.)




       50 WEST BROADWAY, SUITE 501
           SALT LAKE CITY, UTAH                       84101
     -------------------------------                ----------
     (Address of Principal Executive                (Zip Code)
                 Offices)

              Registrant's Telephone Number, Including Area Code:
                               (801) 350-0587
                               --------------

                                    N/A
     ----------------------------------------------------------------------
     (Former name, former address, and formal fiscal year, if changed since last report)

                             ITEM 5.  OTHER EVENTS



     Sensar Corporation issued the following press release on October 12, 1999.

     Salt Lake City, UT, October 12, 1999 - Sensar Corporation (Nasdaq symbol "SCII") announced today that ITES has entered into a development agreement with the Israeli affiliate of Orange PLC known as Partner ("Orange"). The Orange group has annual worldwide revenues of approximately $2 billion. For more information concerning Orange, see www.plc.orange.net.

     ITES is to provide Orange with enabling technology allowing for real time and inventory feed broadcast multimedia to cellular phones or PDAs on demand. The agreement calls for installation of the equipment and enabling technology for the Israeli subsidiary by December 31, 1999. Thereafter, Orange will test the process in the first quarter of 2000 with a full rollout plan for later in the year. As part of the agreement, Orange was given an option to purchase up to 10% of the outstanding stock for a period of one (1) year.

     All ITES technology is fully WAP (wireless application protocol) compatible. However, the ITES technology is not reliant on the WAP prepared media. For a more complete discussion of WAP technology, see the Wall Street Journal article of October 11, 1999.

     "Orange is one of the most innovative wireless carriers in the world, being at the forefront of developing and applying technologies for the transmission of multimedia to the portable device. This will be ITES' first of hopefully a number of strategic partnerships," stated Sensar Chairman and CEO Howard S. Landa.

     ITES has built IM (instant messaging) Suite Servers which will provide instant messaging technology allowing wireless subscribers to receive and send messages regardless of the user's on-or off-line position on the wireless network or the Internet. The IM Suite Server is designed to work with a variety of platforms including GSM, CDMA, CDPD and TDMA, seamlessly linking wireless users between each other and between users on the Internet. The IM Suite Server also offers wireless service providers a complete solution to enable their subscribers to access Internet ICQ users and vice versa.

     As previously announced, Sensar and ITES have entered into an agreement for Sensar to acquire ITES as a wholly-owned subsidiary, subject to shareholder approval and the satisfaction of regulatory and contractual conditions.

     A conference call is scheduled for 4:30 PM ET today, Tuesday, October 12. The number to call is (888) 550-5969, reference the Sensar Corporation Conference Call. Interested parties who are unable to participate at the scheduled time can access the recorded call for 72 hours following the conference call (allowing 4 hours after the completion of the conference call) by dialing (800) 723-0607.

     This press release contains certain forward-looking statements concerning the activities of Sensar's possible acquisition, ITES. The above statements are not meant to be predictions of the future and are subject to a number of conditions and uncertainties. For a discussion of the contingencies and uncertainties to which the information concerning future events is subject, please refer to the Company's report on Form 10-K for December 31, 1998, and other SEC reports.




                                   SIGNATURES


     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:  October 12, 1999                  SENSAR CORPORATION


                                          By: /s/ Howard S. Landa
                                              Chairman of the Board (Chief
                                              Executive Officer and Principal
                                              Financial and Accounting Officer)